First M&F Corp. Investor Information
CONTACT:	John G. Copeland Chief Financial Officer (662) 289-8594

July 24, 2008

FOR IMMEDIATE RELEASE

First M&F Corp. to present at Keefe, Bruyette & Woods Community Bank Investor Conference

KOSCIUSKO, Miss. - First M&F Corporation (NASDAQ: FMFC) and M&F Bank announced today their upcoming participation in the Keefe, Bruyette & Woods 9th Annual Community Bank Investor Conference in New York on Wednesday, July 30, 2008 at 11:30 A.M. (Eastern Time).

First M&F’s investor presentation will be webcast on July 30, 2008 beginning at 11:30 A.M. (Eastern). The webcast will be available through the M&F website under the Investor Relations tab at www.mfbank.com. The presentation will be available for on-line replay for sixty days following the conference.

First M&F Corporation is a $1.6 billion bank holding company with 50 banking locations throughout Central and North Mississippi, in Shelby County, Alabama, in Southwest Tennessee, including the Memphis metro area and in Okaloosa County, Florida.